Exhibit 99.2

DPW Holdings, Inc. Reports Third Quarter Financial Results

Increases Revenue 159% for Quarter over Comparative Quarter

Continues to Anticipate Revenue to Triple in 2018 Compared to 2017

Issues 2019 Revenue Guidance: 100% Growth Compared to 2018 Based on $71 Million Backlog

Newport Beach, CA, November 15, 2018 -- DPW Holdings, Inc. (NYSE American: DPW) (“DPW”) a diversified holding company, today reported financial results for its third quarter ended September 30, 2018.

DPW’s CEO and Chairman Milton “Todd” Ault, III stated, “During the third quarter, we continued to build and monetize our diverse business. Our 159 percent revenue increase reflects growth among our acquisitions in defense, power supply and hospitality. We will continue to foster these and other emerging businesses with the goal of increasing our rate of return.”

“In 2019, we plan to divide our subsidiaries into two groups to enhance our leadership, focus on strategic growth, and increase clarity for our investors. In the Technology Group, we are implementing plans to improve sales and operations, to execute on our $71 million backlog, and to drive toward achieve profitability. In the Finance Group, we are continuing to expand our lending opportunities, reviewing our existing investments and exploring additional investment and acquisition opportunities, as well as leveraging our relationships with industry experts.”

Mr. Ault concluded, “Based on our current portfolio and run rate, we expect 2018 revenue to triple 2017 revenue and 2019 revenue to double 2018 revenue. At the heart of our business, we continually evaluate acquiring undervalued assets and disruptive technologies with a multinational impact that we can monetize to achieve greater value for our shareholders.”

Recent Corporate Highlights:

•	Announced that the board of directors approved DPW’s reorganization to simplify management and reporting by separating the portfolio into two groups in 2019:

o	DPW Technology Group will focus on advanced technology and manufacturing in industries such as defense and aerospace, power solutions, medical and textiles; and

o	DPW Financial Group will focus on lending and investing in areas such as blockchain technologies, hospitality, real estate and other opportunities.

•	Hired Kenneth S. Cragun, a financial expert with over 30 years of experience in building financial infrastructure, SEC reporting, cash management and sophisticated technical accounting.

Recent DPW Technology Group Highlights:

•	Secured over $15 million in orders for advanced technologies, including:

o	$4.3 million order for an advanced missile control system from an Israeli defense and aerospace contractor;

o	$4.1 million multi-year order from a top-tier U.S. defense contractor for communications filters; and

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o	$5.0 million in orders to develop and manufacture cutting-edge medical automated test and calibration equipment; and

•	Technology Group order backlog totaled $71.2 million as of November 12, 2018.

Recent DPW Financial Group Highlights:

•	Secured an $85 million construction loan commitment from a New York City-based multinational investment bank and raised $1 million in debt financing for a five-star luxury hotel investment;

•	Launched MonthlyInterest.com, an online portal that facilitates investments; and

•	Enhanced support for blockchain technologies by entering a $2.5 million revolving loan agreement and by identifying low-cost, renewable power sources for cryptocurrency mining. The hydroelectric dam set to use Technology Group equipment is on track to be operational in December 2018. For the nine months ended September 30, 2018, DPW has mined a total value of $1.5 million in cryptocurrencies, with the proceeds having been allocated to working capital.

Third Quarter 2018 Results of Operations:

•	Gross revenue was $8.3 million, increasing by 159 percent from $3.2 million in the third quarter of 2017, reflecting the positive impact from acquisitions in defense manufacturing and hospitality;

•	Gross margin was 24.3 percent, compared to 34.0 percent for third quarter of 2017, reflecting increased costs associated in cryptocurrency mining; and

•	Net loss was $7.5 million, including non-cash charges of $4.7 million, compared to a net loss of $2.1 million, including non-cash charges of $1.2 million for the third quarter of 2017.

Balance Sheet:

Total assets as of September 30, 2018 were $53.1 million, compared to $53.4 million at June 30, 2018. During the quarter, the Company announced several financing transactions, including a public offering of $25 million of 10% Series A Cumulative Redeemable Perpetual Preferred Stock and initiating a new At the Market Offering (“ATM”) that replaced a prior ATM.

As of September 30, 2018, the investment portfolio included convertible promissory notes, warrants and shares of common stock of $7.9 million in Avalanche International Corp. Under GAAP accounting rules, the value of the warrants and shares of common stock are marked to market on a quarterly basis, which can result in significant fluctuations reflecting the volatility of the value of the underlying asset.

Total stockholders’ equity as of September 30, 2018 was $28.1 million, as compared to $31.5 million at June 30, 2018.

Full Year 2018 Gross Revenue Guidance

Management updated the 2018 gross revenue expectation to between $29.0 million and $33.0 million, compared to previous guidance of $34 million to $39 million, reflecting the timing of fulfilling backlog.

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Full Year 2019 Gross Revenue Guidance

Management provided 2019 guidance of gross revenue of approximately $60 million with the Technology Group contributing approximately $40 million and the Finance Group contributing approximately $20 million.

Conference Call

DPW will host a conference call at 5:30 P.M. ET on November 15, 2018 to discuss the third quarter 2018 results and provide a business update as well as answer questions. Mr. Ault will be joined by CFO
William B. Horne and CAO Kenneth S. Cragun. Investors and interested parties who wish to participate on the webcast either online or by calling in must use this link to register prior to 4:30 P.M. ET on November 15, 2018. In addition, links to the press release, conference presentation and webcast replay will be available at www.dpwholdings.com under the Investor Relations section.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies that hold global potential. Through its wholly owned subsidiaries and strategic investments, the company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW Holdings, Inc.’s headquarters is located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

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